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FOR IMMEDIATE RELEASE

For additional information contact:

Teresa M. Gyulafia                                    Jeanne Prayther
Director of Marketing Communications                  Chief Financial Officer
+ 1-561-981-2119                                      + 1-561-981-2004
tgyulafia@daleen.com                                  jprayther@daleen.com


                DALEEN COMPLETES ACQUISITION OF ABILITI SOLUTIONS
               Company Receives $5.0 Million in Additional Funding

BOCA RATON, FLA. - DECEMBER 20, 2002 - Daleen Technologies, Inc. (Nasdaq: DALN), a global provider of high performance billing and customer care software solutions that manage the revenue chain, announced that the asset acquisition of Abiliti Solutions, Inc., a privately-held provider of carrier-class telecommunications billing, rating, and event management solutions, including an established outsourcing operation, closed on Friday, December 20, 2002. Abiliti's assets and certain liabilities were transferred to Daleen Solutions, Inc., a wholly-owned subsidiary of Daleen. Concurrent with the transaction closing, Daleen received a private investment of approximately $5.0 million from Behrman Capital II, L.P. and an affiliated fund (collectively, the "Behrman Funds"). The Company's stockholders approved the asset purchase and the private placement at a special meeting of stockholders held on December 20, 2002.

         Effective with the close of the transactions, Gordon Quick, previously Abiliti's president and CEO, was appointed to the role of president and CEO of Daleen. James Daleen, the Company's founder, chairman and former president and CEO, will retain his position as Daleen's Chairman of the Board. Jeanne Prayther, Daleen's current chief financial officer, will continue to serve in that capacity. The remainder of the senior management team will be comprised of executives from within Daleen and Abiliti. The company's board of directors consists of seven members, including four current members - James Daleen, Daniel
J. Foreman, Stephen J. Getsy, and Ofer Nemirovsky, and three new members - Gordon Quick, Dennis Sisco, and John McCarthy. Daleen will keep its corporate headquarters in Boca Raton, Florida, while maintaining Abiliti's Operations Center and other significant operations in Chesterfield, Missouri. In connection with the transactions, Daleen has hired all of Abiliti's current employees.

         "This is an exciting time for both our companies as we complete the transaction itself and can begin to demonstrate the true strength of the synergies that Daleen and Abiliti bring to this union," said Gordon Quick, president and CEO of Daleen. "Over the coming weeks and months, we will shift our focus to achieving full integration of our products, technologies, and operations."


         "The union between Daleen and Abiliti is a significant milestone and a positive step for both companies," said Pete Sokoloff, managing director of Peter A. Sokoloff & Co. "Daleen has a strong billing product that until


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now has been offered only as a licensed product. Abiliti's product strength is in rating and mediation, but more importantly, the majority of its revenues come from its outsourced billing operations. This combination bodes well for the new organization and should allow Daleen to drive additional revenues."

         Daleen's expanded product suite will include its high performance RevChain(TM) billing and customer management applications, and Abiliti's suite of billing, rating, and event management applications, plus Abiliti's BillingCentral(TM) outsourcing offering. Specific products include:

         -        RevChain(TM) billing & customer management
         -        Simpliciti.net(TM) event management
         -        Network Strategies(R) billing software
         -        RateIT(TM) rating engine
         -        BillingCentral(TM) outsourcing

         The BillingCentral ASP offering gives Daleen the flexibility to offer RevChain on a licensed basis or as a turn-key outsourced solution. Through its BillingCentral offering, the company has the capacity to provide multiple levels of outsourcing services for customers of all sizes. Daleen customers will also be able to purchase Abiliti's rating and event management applications as stand-alone products or as part of a bundled solution.

STRUCTURE AND TERMS

         In accordance with the asset purchase agreement, Daleen Solutions, Inc., an indirect, wholly-owned subsidiary of Daleen, purchased substantially all of the assets and assumed certain liabilities of Abiliti. As consideration for the asset purchase, Abiliti received 11,406,284 shares of Daleen's common stock, 115,681 shares of series F convertible preferred stock, and warrants to purchase an additional 5,666,069 shares of common stock at an exercise price of $0.906 per share. Ten percent of the shares of common stock, series F preferred stock, and warrants will be held in an escrow account for at least one year from the transaction close date to provide Daleen indemnification protection.

         As a condition of the closing of the purchase agreement, the Behrman Funds invested approximately $5.0 million in Daleen. The investors in the private placement are Behrman Capital II, L.P. and Strategic Entrepreneur Fund II, L.P., which are affiliated entities, and collectively the largest stockholders and creditors of Abiliti. In consideration for that investment, Daleen issued and sold to the Behrman Funds an aggregate of 10,992,136 shares of common stock, 115,681 shares of series F convertible preferred stock, warrants to purchase an additional 5,666,069 shares of common stock at an exercise price of $0.906 per share, and warrants to purchase an additional 500,000 shares of common stock at an exercise price of $0.17 per share. Certain warrants cannot be executed until six months following closing, and additional warrants are restricted for a period of one year.

         Daleen was advised in the transactions by Kaufman Bros.

                                    - more -


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ABOUT DALEEN

Daleen Technologies, Inc. is a global provider of high performance billing, customer care, event management and rating software, with a comprehensive outsourcing solution for traditional and next generation service providers. Daleen's RevChain(TM) billing and customer management solutions utilize advanced Internet technologies to enable providers to reach peak operational efficiency while driving maximum revenue from products and services. With its recent acquisition of the assets of Abiliti Solutions, Inc., Daleen expanded its presence among large network wholesalers and resellers in the U.S., adding new product and delivery capabilities, including the Simpliciti.net(TM) event management, RateIT(TM) rating engine, Network Strategies(R) billing, and BillingCentral(TM) ASP outsourcing solutions. Daleen was listed in 2002 as No. 63 on the Technology Top 500, a national ranking by Deloitte and Touche of the fastest growing technology companies in North America.* More information about Daleen can be found on the company's website at www.daleen.com.


INFORMATION WITH RESPECT TO FORWARD-LOOKING STATEMENTS. Statements in this release may be considered "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These include statements regarding the intent, belief or current expectations of the Company and the assumptions on which these statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the ability of the Company to successfully integrate the Abiliti assets, operations and management; the ability of the Company to maintain current customer relationships; the Company's ability to continue as a going concern; the ability of the Company to increase its revenues; the fact that the Company has not yet achieved profitability; variance of quarterly operating results; competition; use of strategic relationships to implement and sell the Company's products; potential customers' market position and lack of financial resources; low price and volatility of the Company's common stock and the impact of the likely delisting from The Nasdaq SmallCap Market; on-going securities class action against the Company; the costs and success of the Company's international expansion; and the rights and preferences of the series F convertible preferred stock. These factors and others are described in the Company's most recent SEC filings including the Proxy and the most recently filed Form 10-K and in the Company's Quarterly Reports on Form 10-Q, as well as the Company's proxy statement on Schedule 14A filed in connection with the proposed asset purchase and private placement. The Company undertakes no obligation to update the forward-looking statements in this news release.

                                       ###
(C)Daleen Technologies, Inc. All rights reserved. Daleen, the Daleen logo, RevChain and IIA are trademarks, or service marks, of Daleen Technologies, Inc. in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners. * See the 2002 Deloitte & Touche Technology Fast 500 report issued in October 2002.